Exhibit 99


                      Eaton Reports Record Quarterly Sales,
                       Net Income Per Share, and Cash Flow

    --  Sales Up 7 Percent

    --  Net Income Per Share Up 6 Percent

    --  Operating Cash Flow of $495 Million


    CLEVELAND--(BUSINESS WIRE)--Oct. 15, 2007--Diversified industrial manufacturer Eaton Corporation (NYSE:ETN) today announced record net income per share of $1.71 for the third quarter of 2007, an increase of 6 percent over net income per share of $1.62 in the third quarter of 2006. Sales in the quarter were a record $3.30 billion, 7 percent above the same period in 2006. Net income was $258 million compared to $248 million in 2006, an increase of 4 percent.

    Net income in both periods included charges related to the integration of acquisitions. Before these acquisition integration charges, operating earnings per share in the third quarter of 2007 were $1.79 versus $1.65 in 2006, an increase of 8 percent. Included in the third quarter results was a gain from discontinued operations of $0.12 per share, which compares to a gain of $0.24 per share in the third quarter of 2006. Without those gains, operating earnings per share in the third quarter 2007 were $1.67 versus $1.41 in 2006, an increase of 18 percent.

    Alexander M. Cutler, Eaton chairman and chief executive officer, said, "We are pleased with our third quarter results. Sales growth of 7 percent in the quarter consisted of 1 percent from organic growth, 3 percent from acquisitions, and 3 percent from exchange rates. We outgrew our end markets by 5 percent this quarter, which was offset in large part by a 4 percent reduction in our end markets, resulting in 1 percent organic growth.

    "Eaton's diversification strategy is working. Our improved geographic and business balance allowed us to post record earnings per share in the third quarter despite a 55 percent decline in the NAFTA heavy-duty truck market," said Cutler. "For the second quarter in a row, our Electrical and Fluid Power businesses made up almost 70 percent of segment operating profits.

    "Our margin performance in the third quarter was also strong, with our segment operating margin before acquisition integration charges of
13.4 percent setting a quarterly record," said Cutler. "We are particularly pleased with our strong margins in Electrical, at 13.1 percent, and in Truck, at 17.6 percent.

    "During the third quarter, we reached agreement with the U.S. Internal Revenue Service on our 2003 and 2004 tax years," said Cutler. "The agreement results in a modest tax refund, which we expect to receive in the fourth quarter. We believe this result provides further confirmation of the sustainability of our tax rate.

    "Our operating cash flow in the third quarter was a record $495 million, exceeding our previous record by nearly $50 million," said Cutler. "Our free cash flow of $410 million after capital expenditures of $85 million in the quarter was also a record.

    "We are very pleased with our overall results and the achievement of our strategic objectives thus far in 2007," said Cutler.

    "Due to the economic uncertainties triggered by the late summer turmoil in global credit markets, we believe that our overall markets in the fourth quarter will not improve as we had earlier anticipated. While the non-residential electrical, power quality, aerospace, and Brazilian vehicle and agricultural equipment markets remain strong, the NAFTA heavy-duty truck market is not rebounding as we had expected and the greater weakness in U.S. housing starts is negatively impacting our residential electrical, hydraulics construction equipment, and NAFTA automotive businesses," said Cutler. "In light of the conditions in our end markets, we anticipate that our sales in the fourth quarter will be about the same as in the third quarter. Further, while most of our plant and product line moves have gone according to plan, we have had delays in three moves in our hydraulics and aerospace businesses. We anticipate those moves should be back on schedule by the early part of 2008.

    "As a result, we are making a slight adjustment to the midpoint of our full-year 2007 guidance, lowering it by $0.05 per share. We now anticipate that net income per share for the fourth quarter of 2007 will be between $1.60 and $1.70, and for full year 2007 we are narrowing our guidance for net income per share to between $6.50 and $6.60. Operating earnings per share, which exclude charges to integrate our recent acquisitions, are anticipated for the fourth quarter of 2007 to be between $1.65 and $1.75, with operating earnings per share for full year 2007 to be between $6.75 and $6.85. It is worth noting that the midpoint of our updated guidance for full-year 2007 operating earnings per share is $0.40 above our expectations at the start of the year.

    "As we stated at the beginning of the year, we have viewed 2007 as the year when the power of our increased diversification would become apparent, as we anticipated we would be able to grow earnings despite a sharp slowdown in the NAFTA truck markets," said Cutler. "Based on the midpoint of our new full-year guidance for 2007, our operating earnings per share will increase 6 percent over operating earnings per share in 2006. We think this provides dramatic evidence of the power and consistency of the earnings of our new business mix."

    Business Segment Results

    Third quarter sales for the Electrical segment were $1.22 billion, up 13 percent over 2006 and a quarterly record. Operating profits in the third quarter were $156 million, also a quarterly record.
Operating profits before acquisition integration charges were $160 million, up 37 percent from results in 2006.

    "End markets for our electrical business grew about 8 percent during the third quarter," said Cutler. "We expect the non-residential electrical and power quality markets to remain very strong, while the decline in the U. S. residential electrical market will be more prolonged. As a result, we expect end market growth in the Electrical segment over the balance of the year to be similar to the third quarter.

    "We are pleased with the 13.1 percent operating margin we achieved in the quarter," said Cutler. "Our electrical business continues to benefit from a growing order backlog, with orders in the quarter up 12 percent over the third quarter of 2006.

    "We anticipate our acquisition of the MGE single phase UPS business will close in the fourth quarter," said Cutler.

    In the Fluid Power segment, third quarter sales were $1.14 billion, 14 percent above the third quarter of 2006. Excluding the impact of acquisitions, the Fluid Power segment grew 7 percent during the quarter. Fluid Power markets in the third quarter grew 1 percent compared to the same period in 2006, with global hydraulics shipments down an estimated 1 percent, commercial aerospace markets up 8 percent, defense aerospace markets up 1 percent, and European automotive production up 3 percent.

    Operating profits in the third quarter were $128 million.
Operating profits before acquisition integration charges were $141 million, up 28 percent compared to a year earlier.

    "The global hydraulics markets declined slightly in the quarter, driven by the decline in construction equipment related to the slowdown in home construction in the U.S. and several other countries," said Cutler. "We anticipate that global hydraulics markets are likely to remain sluggish over the balance of 2007.

    "The commercial aerospace market had another quarter of strong growth, and we anticipate growth to remain strong for the next several years," said Cutler. "The defense aerospace market grew slightly in the quarter, and we expect growth in the near future to remain relatively modest.

    The Truck segment posted sales of $541 million in the third quarter, down 16 percent compared to 2006. Operating profits were $95 million, down 23 percent from results in 2006.

    In the third quarter, NAFTA heavy-duty truck production was down 55 percent compared to 2006, NAFTA medium-duty truck production was down 38 percent, European truck production was down 4 percent, Brazilian vehicle production was up 23 percent, and Brazilian agricultural equipment production was up 65 percent.

    "Third quarter production of NAFTA heavy-duty trucks totaled 45,000 units, the same as in the second quarter," said Cutler. "We expect that production in the fourth quarter will rise only modestly and that, as a result, full-year NAFTA heavy-duty truck production will be about 210,000 units. The lower volumes in the NAFTA heavy-duty truck market are being offset somewhat by strong conditions in the Brazilian vehicle and agricultural equipment markets.

    "We are very pleased with the 17.6 percent operating margin posted by our truck business in the quarter," said Cutler. "The margin reflects the diversity of our products and operating geographies, as well as the success of our reconfigured manufacturing footprint."

    The Automotive segment posted third quarter sales of $397 million, up 10 percent over the third quarter of 2006. Automotive production in both North America and Europe was up 3 percent compared to the third quarter of 2006.

    Operating profits in the third quarter were $45 million. Operating profits before acquisition integration charges were $46 million versus $3 million in the third quarter of 2006, which was heavily impacted by Excel 07 charges.

    "The North American and European automotive markets were stronger in the third quarter than we anticipated," said Cutler. "For the balance of the year, we anticipate the North American market to weaken.

    "We closed the sale of our mirror control business in late
August," said Cutler. "We are pleased the sale progressed on schedule, generating proceeds of $111 million."

    Eaton Corporation is a diversified industrial manufacturer with 2006 sales of $12.4 billion. Eaton is a global leader in electrical systems and components for power quality, distribution and control; fluid power systems and services for industrial, mobile and aircraft equipment; intelligent truck drivetrain systems for safety and fuel economy; and automotive engine air management systems, powertrain solutions and specialty controls for performance, fuel economy and safety. Eaton has 62,000 employees and sells products to customers in more than 125 countries. For more information, visit www.eaton.com.

    Notice of conference call: Eaton's conference call to discuss its third quarter results is available to all interested parties as a live audio webcast today at 10 a.m. Eastern time via the microphone on the right side of Eaton's home page. This news release can be accessed under its headline on the home page.

    This news release contains forward-looking statements concerning the fourth quarter 2007 and full year 2007 net income per share and operating earnings per share, the performance of our worldwide markets, revenues from acquisitions, and sales for the fourth quarter of 2007. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the company's business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; the impact of acquisitions, divestitures, and joint ventures; unexpected difficulties in implementing the Excel 07 program; new laws and governmental regulations; interest rate changes; stock market fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

    Financial Results

    The company's comparative financial results for the three months and nine months ended September 30, 2007 and 2006 are available on the company's Web site, www.eaton.com.


Eaton Corporation
Comparative Financial Summary

(Millions except for per share    Three months ended Nine months ended
 data)                               September 30      September 30
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------

Continuing operations
  Net sales                       $  3,298  $ 3,083  $ 9,659  $ 9,164
  Income before income taxes           263      221      782      735
  Income after income taxes       $    238  $   210  $   707  $   660
Income from discontinued
 operations                             20       38       31       49
                                  --------- -------- -------- --------
Net income                        $    258  $   248  $   738  $   709
                                  ========= ======== ======== ========

Net income per Common Share
 assuming dilution
  Continuing operations           $   1.59  $  1.38  $  4.71  $  4.30
  Discontinued operations              .12      .24      .20      .32
                                  --------- -------- -------- --------
                                  $   1.71  $  1.62  $  4.91  $  4.62
                                  ========= ======== ======== ========
Average number of Common Shares
 outstanding assuming dilution       150.4    153.0    150.2    153.4

Net income per Common Share basic
  Continuing operations           $   1.62  $  1.40  $  4.80  $  4.38
  Discontinued operations              .13      .25      .21      .32
                                  --------- -------- -------- --------
                                  $   1.75  $  1.65  $  5.01  $  4.70
                                  ========= ======== ======== ========
Average number of Common Shares
 outstanding basic                   147.0    150.5    147.3    150.7

Cash dividends paid per Common
 Share                            $    .43  $   .39  $  1.29  $  1.09

Reconciliation of net income to
 operating earnings
  Net income                      $    258  $   248  $   738  $   709
  Excluding acquisition
   integration charges (after-tax)      11        5       29       17
                                  --------- -------- -------- --------
  Operating earnings              $    269  $   253  $   767  $   726
                                  ========= ======== ======== ========

  Net income per Common Share
   assuming dilution              $   1.71  $  1.62  $  4.91  $  4.62
  Per share impact of acquisition
   integration charges (after-tax)     .08      .03      .20      .11
                                  --------- -------- -------- --------
  Operating earnings per Common
   Share                          $   1.79  $  1.65  $  5.11  $  4.73
                                  ========= ======== ======== ========

  Operating earnings per Common
   Share                          $   1.79  $  1.65  $  5.11  $  4.73
  Excluding per share impact of
   discontinued operations            (.12)    (.24)    (.20)    (.32)
                                  --------- -------- -------- --------
  Adjusted operating earnings per
   Common Share                   $   1.67  $  1.41  $  4.91  $  4.41
                                  ========= ======== ======== ========

See accompanying notes.


Eaton Corporation
Statements of Consolidated Income

(Millions except for per share    Three months ended Nine months ended
 data)                               September 30      September 30
                                  ------------------ -----------------
                                    2007     2006      2007     2006
                                  -------- --------- -------- --------

Net sales                         $  3,298 $  3,083  $ 9,659  $ 9,164

Cost of products sold                2,381    2,289    6,954    6,675
Selling & administrative expense       528      467    1,558    1,440
Research & development expense          88       84      258      243
Interest expense-net                    37       25      108       81
Other expense (income)-net               1       (3)      (1)     (10)
                                  -------- --------- -------- --------
Income from continuing operations
 before income taxes                   263      221      782      735
Income taxes                            25       11       75       75
                                  -------- --------- -------- --------
Income from continuing operations      238      210      707      660
Income from discontinued
 operations                             20       38       31       49
                                  -------- --------- -------- --------
Net income                        $    258 $    248  $   738  $   709
                                  ======== ========= ======== ========

Net income per Common Share
 assuming dilution
  Continuing operations           $   1.59 $   1.38  $  4.71  $  4.30
  Discontinued operations              .12      .24      .20      .32
                                  -------- --------- -------- --------
                                  $   1.71 $   1.62  $  4.91  $  4.62
                                  ======== ========= ======== ========
Average number of Common Shares
 outstanding assuming dilution       150.4    153.0    150.2    153.4

Net income per Common Share basic
  Continuing operations           $   1.62 $   1.40  $  4.80  $  4.38
  Discontinued operations              .13      .25      .21      .32
                                  -------- --------- -------- --------
                                  $   1.75 $   1.65  $  5.01  $  4.70
                                  ======== ========= ======== ========
Average number of Common Shares
 outstanding basic                   147.0    150.5    147.3    150.7

Cash dividends paid per Common
 Share                            $    .43 $    .39  $  1.29  $  1.09


See accompanying notes.


Eaton Corporation
Business Segment Information

                                  Three months ended Nine months ended
                                     September 30      September 30
                                  ------------------ -----------------
(Millions)                          2007      2006     2007     2006
                                  --------- -------- -------- --------

Net sales
  Electrical                      $  1,221  $ 1,076  $ 3,463  $ 3,081
  Fluid Power                        1,139      998    3,330    2,998
  Truck                                541      647    1,615    1,900
  Automotive                           397      362    1,251    1,185
                                  --------- -------- -------- --------
                                  $  3,298  $ 3,083  $ 9,659  $ 9,164
                                  ========= ======== ======== ========
Operating profit
  Electrical                      $    156  $   116  $   415  $   332
  Fluid Power                          128      105      375      319
  Truck                                 95      122      277      372
  Automotive                            45        3      164       92

Corporate
  Amortization of intangible
   assets                              (19)     (13)     (54)     (35)
  Interest expense-net                 (37)     (25)    (108)     (81)
  Minority interest                     (4)      (3)      (9)      (6)
  Pension & other postretirement
   benefit expense                     (42)     (40)    (123)    (120)
  Stock option expense                  (8)      (7)     (22)     (20)
  Contribution to Eaton Charitable
   Fund                                (16)              (16)
  Other corporate expense-net          (35)     (37)    (117)    (118)
                                  --------- -------- -------- --------
Income from continuing operations
 before income taxes                   263      221      782      735
Income taxes                            25       11       75       75
                                  --------- -------- -------- --------
Income from continuing operations      238      210      707      660
Income from discontinued
 operations                             20       38       31       49
                                  --------- -------- -------- --------
Net income                        $    258  $   248  $   738  $   709
                                  ========= ======== ======== ========


See accompanying notes.


Eaton Corporation
Condensed Consolidated Balance Sheets

                                                    Sept. 30, Dec. 31,
(Millions)                                            2007      2006
                                                    --------- --------

ASSETS
Current assets
  Cash                                              $     171 $    114
  Short-term investments                                  568      671
  Accounts receivable                                   2,220    1,928
  Inventories                                           1,399    1,293
  Deferred income taxes & other current assets            468      402
                                                    --------- --------
                                                        4,826    4,408

Property, plant & equipment-net                         2,252    2,271
Goodwill                                                3,486    3,034
Other intangible assets                                 1,391      969
Deferred income taxes & other assets                      784      735
                                                    --------- --------
                                                    $  12,739 $ 11,417
                                                    ========= ========

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt, primarily commercial paper       $     541 $    490
  Current portion of long-term debt                        12      322
  Accounts payable                                      1,126    1,050
  Accrued compensation                                    320      305
  Other current liabilities                             1,154    1,123
                                                    --------- --------
                                                        3,153    3,290

Long-term debt                                          2,547    1,774
Pension liabilities                                       862      942
Other postretirement liabilities                          773      766
Other long-term liabilities                               661      539
Shareholders' equity                                    4,743    4,106
                                                    --------- --------
                                                    $  12,739 $ 11,417
                                                    ========= ========


See accompanying notes.


    Eaton Corporation

    Notes to Third Quarter 2007 Earnings Release

    Dollars in millions, except for per share data (per share data assume dilution)

    Discontinued Automotive Operations

    On August 27, 2007, Eaton sold the Mirror Controls Division of the Automotive segment, resulting in a $20 after-tax gain, or $.12 per Common Share. In third quarter 2006, certain other businesses of the Automotive segment were sold, resulting in a $35 after-tax gain, or $.23 per share. The gains on sale of the Mirror Controls Division and the businesses sold in 2006, and operating results of these businesses, are reported as Discontinued operations in the Statement of Consolidated Income.

    Acquisitions of Businesses

    In the first nine months of 2007 and full-year 2006, Eaton acquired certain businesses in separate transactions for a combined cash purchase price of $794 in 2007 and $256 in 2006. The Statements of Consolidated Income include the results of these businesses from the effective dates of acquisition. A summary of these transactions follows:


                                     Date of       Business   Annual
Acquired business                   acquisition    segment     sales
----------------------------------------------------------------------
Pulizzi Engineering                June 19, 2007  Electrical $12 for
 A U.S. manufacturer of                                         2006
  alternating current (AC) power
  distribution, AC power
  sequencing, redundant power and
  remote-reboot power management
  systems

Technology and related assets of   May 18, 2007   Electrical   None
 SMC Electrical Products, Inc.'s
 industrial medium-voltage
 adjustable frequency drive
 business

Fuel components division of Saturn  May 2, 2007   Automotive $28 for
 Electronics & Engineering, Inc.                                2006
 A U.S. designer and manufacturer
  of fuel containment/shutoff
  valves, emissions control valves
  and specialty actuators

Aphel Technologies Limited         April 5, 2007  Electrical $12 for
 A U.K.-based global supplier of                                2006
  high density, fault-tolerant
  power distribution solutions for
  datacenters, technical offices,
  laboratories and retail
  environments

Argo-Tech                         March 16, 2007 Fluid Power $206 for
 A U.S.-based manufacturer of high                              2006
  performance aerospace engine
  fuel pumps and systems, airframe
  fuel pumps and systems, and
  ground fueling systems for
  commercial and military
  aerospace markets

Power Protection Business of Power February 7,    Electrical  $3 for
 Products Ltd.                          2007                    2006
 A Czech Republic distributor and
  service provider of Powerware(R)
  products and other
  uninterruptible power systems

Schreder-Hazemeyer                 December 1,    Electrical  $9 for
 Eaton acquired the remaining 50%       2006                    2006
  ownership of the Belgium
  manufacturer of low and medium
  voltage electrical distribution
  switchgear

Diesel fuel processing technology  October 26,      Truck      None
 & associated assets of Catalytica      2006
 Energy Systems Inc.
 A U.S. developer of emission
  control solutions for trucks

Senyuan International Holdings    September 14,   Electrical $47 for
 Limited                                2006                    2005
 A China-based manufacturer of
  vacuum circuit breakers and
  other electrical switchgear
  components

Ronningen-Petter business unit of  September 5,  Fluid Power $30 for
 Dover Resources, Inc.                  2006                    2005
 A U.S.-based manufacturer of
  industrial fine filters and
  components

Synflex business unit of Saint-   March 31, 2006 Fluid Power $121 for
 Gobain Performance Plastics Corp.                              2005
 A U.S.-based manufacturer of
  thermoplastic hose and tubing

Marina Power & Lighting           March 24, 2006  Electrical $11 for
 A U.S. manufacturer of marine                                  2005
  duty electrical distribution
  products


    On June 21, 2007, the Company announced an agreement to acquire the small systems business of Schneider Electric's MGE UPS Systems for EUR 425 ($604). The transaction is expected to close in fourth quarter 2007. This business had sales of EUR 163 ($231) for the 12-month period ending May 31, 2007. Headquartered in France, the business is a global provider of power quality solutions including UPS, power distribution units, static transfer switches and surge suppressors, and will be integrated into the Electrical segment.

    Acquisition Integration Charges

    In the first nine months of 2007 and 2006, Eaton incurred charges related to the integration of acquired businesses. Charges in 2007 related to the integration of primarily the following acquisitions: in the Electrical segment, Schreder-Hazemeyer, Senyuan and Powerware; in the Fluid Power segment, Argo-Tech, Synflex, PerkinElmer, Cobham and Hayward; and in the Automotive segment, Saturn and Tractech. Charges in 2006 related to the integration of primarily the following acquisitions: in the Electrical segment, Pringle and Powerware; in the Fluid Power segment, Synflex, PerkinElmer, Cobham, Hayward, Winner, and Walterscheid; in the Truck segment Pigozzi; and in the Automotive segment, Tractech and Morestana. A summary of these charges follows:


                             Three months ended September 30
                   ---------------------------------------------------
                   Acquisition                      Operating profit
                   integration Operating profit as before acquisition
                     charges        reported       integration charges
                   ----------- ------------------- -------------------
                    2007  2006    2007      2006      2007      2006
                   ----- ----- --------- --------- --------- ---------
Electrical         $   4 $   1 $     156 $     116 $     160 $     117
Fluid Power           13     5       128       105       141       110
Truck                        1        95       122        95       123
Automotive             1              45         3        46         3
                   ----- ----- --------- --------- --------- ---------
Pretax charges     $  18 $   7 $     424 $     346 $     442 $     353
                   ===== ===== ========= ========= ========= =========
After-tax charges  $  11 $   5
Per Common Share   $ .08 $ .03

                             Nine months ended September 30
                   ---------------------------------------------------
                   Acquisition                      Operating profit
                   integration Operating profit as before acquisition
                     charges        reported       integration charges
                   ----------- ------------------- -------------------
                    2007  2006    2007      2006      2007      2006
                   ----- ----- --------- --------- --------- ---------
Electrical         $   8 $   6 $     415 $     332 $     423 $     338
Fluid Power           36    11       375       319       411       330
Truck                        5       277       372       277       377
Automotive             1     3       164        92       165        95
                   ----- ----- --------- --------- --------- ---------
Pretax charges     $  45 $  25 $   1,231 $   1,115 $   1,276 $   1,140
                   ===== ===== ========= ========= ========= =========
After-tax charges  $  29 $  17
Per Common Share   $ .20 $ .11


    The acquisition integration charges were included in the Statements of Consolidated Income in Cost of products sold or Selling & administrative expense, as appropriate. In Business Segment
Information, the charges reduced Operating profit of the related business segment.

    Excel 07 Plant Closing Charges

    In first quarter 2006, Eaton announced, and began to implement, its Excel 07 program. This program was a series of actions concluded in 2006 intended to address resource levels and operating performance in businesses that under-performed in 2005, and businesses that were expected to weaken during second half 2006 and in 2007. As part of the Excel 07 program, charges were incurred related to plant closings in all four business segments, including three significant plant closings announced in third quarter 2006 for the heavy-duty truck transmission manufacturing plant in Manchester, United Kingdom; the engine valve actuation manufacturing plant in Saginaw, Michigan; and the engine valve manufacturing plant in Montornes del Valles, Spain.

    A summary of charges incurred by each segment related to Excel 07 plant closings, including workforce reductions, plant integration and other charges follow:


                       Three months ended         Nine months ended
                       September 30, 2006         September 30, 2006
                       ------------------        --------------------
Electrical                   $ 4                          $ 5
Fluid Power                    9                           19
Truck                         22                           25
Automotive                    31                           47
                             ---                          ---
Pretax charges               $66                          $96
                             ===                          ===


    The costs associated with Excel 07 plant closings were included in the Statements of Consolidated Income primarily in Cost of products sold. In Business Segment Information, the charges reduced Operating profit of the related business segment.

    Income Taxes

    The U.S. Internal Revenue Service has completed its audit of tax years 2003 and 2004. Eaton and the U.S. Internal Revenue Service have reached agreement on all items. The agreement resulted in a refund to Eaton totaling $12 including interest. The Company expects to receive the refund during fourth quarter 2007.

    The effective income tax rates for continuing operations for the third quarter and the first nine months of 2007 were 9.4% and 9.5%, respectively, compared to 5.1% and 10.2% for the same periods in 2006. There were many factors that favorably affected the effective income tax rate during the first nine months of 2007. In first quarter, Eaton resolved multiple state income tax issues and benefited from a change in an income tax law in a foreign jurisdiction that eliminated an uncertainty in the application of tax law. In second quarter, the Company favorably resolved income tax litigation in a foreign country, reversed a valuation allowance due to a change in state tax law, and recorded a favorable adjustment to its 2006 tax accrual after the preparation of several tax returns. In third quarter, in addition to the resolution of the 2003 and 2004 U.S. tax years, the Company benefited from a change in state tax law and utilization of foreign tax credits from prior years. Excluding the benefits of these factors, the income tax rates for third quarter and first nine months of 2007 would have been 14.2% and 15.1%, respectively. The rates in 2007 also reflect the impact of higher earnings in international tax jurisdictions with lower income tax rates.

    Effective January 1, 2007, Eaton adopted Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". The net income tax assets recognized under FIN No. 48 did not differ from the net assets recognized before adoption, and, therefore, the Company did not record a cumulative-effect adjustment related to the adoption of FIN No. 48.

    Long-term Debt

    In February 2007, Eaton entered into a $750 short-term 364-day revolving credit agreement. In March, the Company borrowed $281 at a 5.6% interest rate under this revolving credit agreement to partially finance the acquisition of Argo-Tech. In June, the Company refinanced that borrowing through the issuance of a $281 note. This note matures in June 2010 and bears interest at a floating rate based on LIBOR. With the issuance of this note, the aggregate amount of the commitment under the $750 short-term 364-day revolving credit agreement was reduced to $469. The Company does not have any borrowings outstanding under this revolving credit agreement. In March 2007, Eaton issued $250 of 5.3% notes due 2017 and $250 of 5.8% notes due 2037. The proceeds from the issuance of the notes were used to repay $263 of 6% notes due in 2007, and to repay commercial paper.

    Common Shares

    On January 22, 2007, Eaton announced it had authorized a 10 million Common Share repurchase program, replacing the 1.3 million shares remaining from the 10 million share repurchase authorization approved in April 2005. The shares are expected to be repurchased over time, depending on market conditions, the market price of the Company's Common Shares, the Company's capital levels and other considerations. The number of Common Shares repurchased in the open market in the first nine months of 2007 and full-year 2006, and the total cost, follow:


                    Shares repurchased           Cost
                    -------------------   -------------------
(Shares in millions) 2007       2006        2007       2006
                    -------   ---------   --------   --------
First quarter         2.312               $    178
Second quarter        1.437       0.895        131   $     63
Third quarter         0.343       1.051         31         69
Fourth quarter                    3.340                   254
                    -------   ---------   --------   --------
                      4.092       5.286   $    340   $    386
                    =======   =========   ========   ========


    In third quarter 2007, 0.5 million stock options were exercised resulting in cash proceeds of $22. In the first nine months of 2007,
3.5 million stock options were exercised resulting in cash proceeds of $133.

    Reconciliation of Financial Measures

    This earnings release discloses operating earnings, operating earnings per Common Share, operating earnings per Common Share excluding per share impact of discontinued operations, and operating profit before acquisition integration charges for each business segment, each of which excludes amounts that differ from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release in the Comparative Financial Summary or in the notes to the earnings release. Management believes that these financial measures are useful to investors because they exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of the Company and each business segment.


    CONTACT: Eaton Corporation
             Media Relations
             Gary Klasen, 216-523-4736
             Email: garyklasen@eaton.com
             or
             Investor Relations
             William C. Hartman, 216-523-4501